UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

NEUMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41802	84-4367680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip Code)

(857) 760-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NMRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 27, 2023, Neumora Therapeutics, Inc. (“Neumora” or the “Company”) announced that NMRA-266 had received investigational new drug (IND) clearance from the U.S. Food and Drug Administration (FDA) and that it has initiated a Phase 1 single ascending dose / multiple ascending dose study evaluating NMRA-266 in healthy adult participants. NMRA-266 is an investigational positive allosteric modulator of the M4 muscarinic receptor subtype that Neumora exclusively licensed from The Warren Center for Neuroscience Drug Discovery at Vanderbilt University.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUMORA THERAPEUTICS, INC.

Date: November 28, 2023	By:	/s/ Joshua Pinto
Joshua Pinto
Chief Financial Officer